UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2005
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.1. Other Events.

The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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The following media advisory was issued by Caterpillar Inc. on October 24, 2005.

October 24, 2005
FOR IMMEDIATE RELEASE

Media Advisory

Caterpillar Inc. to Offer Audio Webcast of October 31 Financial Analyst Meeting

Caterpillar Inc. (NYSE: CAT) will offer a listen-only audio webcast of its analyst meeting with financial analysts and institutional shareholders, beginning at 9:00 a.m. Eastern Standard Time on Monday, October 31, 2005. Caterpillar Chairman and Chief Executive Officer Jim Owens will present the company’s new enterprise strategy, and Vision 2020 and 2010 goals.

Following the webcast, a PDF version of Mr. Owens’ presentation and handout materials will be available at www.cat.com/Investor. A replay following the event will also be available from the web site.

Webcast access:
The company will offer a simultaneous real-time, listen-only webcast of the event. The one-hour, 30 minute webcast begins at 9:00 a.m. Eastern Standard Time on Monday, October 31. The call can be accessed through www.cat.com/Investor. Listeners should go to the web site at least 15 minutes before the live event to download and install any necessary audio software.

For those unable to participate in the live broadcast, the replay will be available through www.cat.com/Investor shortly after the live event. There is no charge to access the webcast.

Caterpillar contact:

Rusty Dunn
Corporate Public Affairs
309-675-4803
dunn_rusty_l@cat.com

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 24, 2005	By:	/s/ James B. Buda

James B. Buda
Vice President